Exhibit 99.1
PRESS RELEASE
Quanex Building Products Announces Definitive Agreement to Acquire Edgetech I.G.
Houston, Texas, January 31, 2011 — Quanex Building Products Corporation (NYSE:NX) today announced it signed a definitive agreement with Lauren International to acquire Edgetech I.G. Inc. for $107.0 million in an all cash transaction. Closing will take place immediately upon conclusion of applicable governmental regulatory approval. The acquisition is expected to be accretive in year one, and additional information will be disclosed at closing.
Edgetech I.G. is headquartered in Cambridge, Ohio, and has 3 manufacturing facilities (U.S./United Kingdom/Germany) that produce and market a full line of insulating glass spacer systems for window and door customers in North America and abroad. Edgetech’s products separate and seal double and triple pane glass within a window frame and its products further act as a thermal barrier that conserves energy. It will be part of Quanex’s Engineered Products Group.
“I am pleased to announce our pending acquisition of Edgetech, a technological leader of insulating glass spacer systems for the window and door industry,” said David Petratis, chairman and chief executive officer of Quanex. “The acquisition of Edgetech will complement our efforts to provide our customers with the broadest range of high quality components, products, systems and services. The vast majority of windows manufactured today feature double or triple insulating glass, and with window production set to rise as the housing and remodeling markets recover, the long-term outlook for the business is excellent. Acquiring Edgetech will allow us to better serve our growing base of large and regional customers and will further accelerate our international growth as they have a solid market presence overseas. We are excited about the prospects of developing the next generation of energy efficient spacer systems through the combination of Edgetech and Truseal’s disparate technologies. This is a great example of the type of acquisition we will make as we seek to profitably grow Quanex while at the same time providing a better value proposition to our customers,” said Petratis.
“Quanex first entered the window and door market in 1989 with the acquisition of Nichols Homeshield,” Petratis said. “Homeshield at the time was, and remains today, one of the largest producers of finished window screens. In 2002, we purchased Colonial Craft, a supplier of window grilles. Then in 2003, we acquired Truseal, a supplier of window spacer systems. In 2004, we acquired Mikron, a leading producer of vinyl and composite window profiles. The acquisition of Edgetech will complement our ability to better serve our window and door customers with industry leading products and services and further establishes Quanex as a leading supplier of energy efficient components and systems.”
Quanex Building Products Corporation is an industry-leading manufacturer of engineered materials, components and systems serving the U.S. residential window and door markets. It is an ROIC-driven company that grows shareholder returns through a combination of organic growth via new products and new programs, and strategic acquisitions. The Company is listed on the New York Stock Exchange under the symbol NX. For further information visit the Company’s website at www.quanex.com.

Statements that use the words “expect,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the company’s future performance, please refer to the company’s most recent 10-K filing on December 20, 2010, under the Securities Exchange Act of 1934, in particular the section titled, “Private Securities Litigation Reform Act” contained therein. The forward-looking statements are intended to express the company’s expectations as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Financial Contact: Jeff Galow, 713-877-5327, Media Contact: Valerie Calvert, 713-877-5305